SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – March 25, 2004

TERRA BLOCK INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-31935	65-0729440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2637 Erie Avenue/Suite 207
Cincinnati, Ohio 45208
(Address of Registrant’s principal executive offices)

(513) 533-1220
(Registrant’s telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective March 23, 2004 the Registrant has appointed Pollard-Kelley Auditing Services, Inc., Fairlawn, Ohio, as its new independent accountants, commencing with the audit for the fiscal year ended December 31, 2003, to replace Melton & Co., P.C. The decision to change independent accountants was approved by the Board of Directors of the Registrant.

The reports of Melton & Co., P.C. on the financial statements for the past year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except such reports did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein.

In connection with the audit for the fiscal year ended December 31, 2002 and all interim periods preceding the dismissal, there have been no disagreements with Melton & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Melton & Co., P.C., would have caused them to make reference thereto in their report on the financial statements for such year.

During the fiscal year ended December 31, 2002 and all subsequent interim periods and to March 23, 2004, the date of dismissal, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Registrant delivered a copy of this Form 8-K report to Melton & Co., P.C. on March 29, 2004, and requested that Melton & Co., P.C. furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Melton & Co., P.C. agrees with the above statements. Attached hereto as Exhibit 16 is a copy of the letter of Melton & Co., P.C. to the SEC dated March 29, 2004.

Prior to the appointment of Pollard-Kelley Auditing Services, Inc., neither the Registrant nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Registrant’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16        Letter from Melton & Co., P.C. to the Securities and Exchange Commission dated March 29, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Terra Block International, Inc.
March 25, 2004

By:
      /s/ Gregory A. Pitner
      Gregory A. Pitner,
      Chief Executive Officer